UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2025
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INFINITY NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-42499	99-3407012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2605 Cranberry Square
Morgantown, WV 26508
(Address of principal executive offices, including zip code)
(304) 212-2350
(Registrant’s telephone number, including area code)
__________________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	INR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 16, 2025, Infinity Natural Resources, Inc., a Delaware corporation (the “Company”), announced that Brian Pietrandrea has been appointed to the position of Chief Accounting Officer of the Company, with an anticipated effective date of July 16, 2025.
Mr. Pietrandrea, age 50, most recently served as Vice President and Chief Accounting Officer at Equitrans Midstream Corporation (“Equitrans”), a midstream company with operations focused in the Appalachian Basin, from August 2019 to July 2024. Prior to his employment at Equitrans, Mr. Pietrandrea served as Accounting Controller at EQM Midstream Partners LP (“EQM”), a midstream company operating in the Appalachian Basin and wholly owned subsidiary of EQT Corporation (NYSE: EQT). He joined EQM in February 2013 as the Director of Partnership Accounting and Reporting. Prior to his employment at EQM, Mr. Pietrandrea served in the roles of Tax Specialist, Financial Specialist and Assistant Controller at EQT. Mr. Pietrandrea began his accounting career at Grossberg Company LLP and later worked at Deloitte & Touche LLP. Mr. Pietrandrea holds a Bachelor of Science degree in Business Administration from PennWest University – Clarion, as well as a Master of Business Administration and Master of Science in Taxation from Duquesne University. He is a Certified Public Accountant and holds multiple professional certifications, including Certified Fraud Examiner, Certified in Strategy and Competitive Analysis, and Certified Information Technology Professional. He also serves as a Commander in the U.S. Navy Reserve.
In connection with his appointment as Chief Accounting Officer, Mr. Pietrandrea entered into an offer letter (the “Offer Letter”) with the Company setting forth the terms of his employment and compensation. Pursuant to the Offer Letter, Mr. Pietrandrea will be entitled to an initial annual base salary of $325,000. Mr. Pietrandrea will be eligible for certain short-term incentive awards with a target bonus for 2025 of 50% of his salary prorated based upon his start date, with the actual payout subject to company and individual performance. Mr. Pietrandrea will also receive a one-time restricted stock unit (“RSU”) award with an aggregate grant date value equal to the product of (i) $325,000 and (ii) (x) the number of days starting the date Mr. Pietrandrea commences employment through December 31, 2025, divided by (y) 365, which will vest ratably on March 17 of each of 2026, 2027 and 2028, conditional on Mr. Pietrandrea’s continued employment. Mr. Pietrandrea will also be eligible for certain annual long-term incentive awards under the terms and conditions of the Company’s long-term incentive program commencing in 2026 valued at approximately 100% of Mr. Pietrandrea’s annual base salary.
There is no arrangement or understanding between Mr. Pietrandrea and any other person pursuant to which he was appointed as Chief Accounting Officer. There are no family relationships between Mr. Pietrandrea and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions between Mr. Pietrandrea and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Exchange Act.

Item 7.01.	Regulation FD Disclosure.
On July 16, 2025, the Company issued a press release announcing Mr. Pietrandrea’s appointment as Chief Accounting Officer, among other things. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
The information furnished in this Current Report on Form 8-K pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 16, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY NATURAL RESOURCES, INC.

By:	/s/ Zack Arnold
Zack Arnold
President and Chief Executive Officer
Dated: July 16, 2025